BYLAWS

OF

LEXINGTON DATA LINK, INC.

ARTICLE I

OFFICE

        Section 1. Registered Office. The registered office of the corporation in the State of Kentucky shall be located in Louisville, Kentucky. This office may be changed from time to time by resolution of the board of directors.

        Section 2. Additional Offices. The corporation may also have an office or offices at such place or places within or without the State of Kentucky as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1. Annual Meetings. The annual meeting of stockholders shall be held on a date in September to be determined by the Chairman on an annual basis, at which meeting the stockholders shall elect a board of directors and transact such other business as may come before the meeting. If the election of the directors shall not be held on the day designated herein for any annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as such meeting may be conveniently assembled.

        Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the president, by the board of directors, or by not less than twenty percent (20%) in amount of the capital stock outstanding and entitled to vote at such meeting.

        Section 3. Place of Meeting. Either the board of directors pursuant to authority hereinafter granted to said board or the shareholders pursuant to a waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within or without the State of Kentucky, as a place of meeting or any annual or special meeting of stockholders.

        Section 4. Notice of Meeting. Except as otherwise provided by law, a written or printed notice stating the place and hour of the meeting, and in case of a special meeting, the purposes for which the meeting is called, shall be delivered or given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or officers or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the records of the corporation.

        Section 5. Voting Shares. Subject to the provisions hereinafter set forth, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to the vote of the stockholders. A stockholder so entitled to vote may vote by proxy executed in writing by the stockholder or his duly authorized attorney in fact. Such proxies shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years after the day of its execution, unless otherwise specifically so provided in the proxy. No cumulative voting shall be permitted.

        Section 6. Ouorum. Except as otherwise provided by statute, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, however, that if less than a majority of the outstanding shares entitled to vote are represented at such meeting, a majority of the shares so represented may adjourn the meeting to a specified date not longer than thirty (30)days after such adjournment and no notice need be given of such adjournment to stockholders not present at the meeting.

        Section 7. Record Date. The board of directors may fix, in advance, a record date prior to (a) any meeting of stockholders, or (b) any payment of any dividends, or (c) any allotment of rights, or (d) any effective date of change or conversion or exchange of capital stock, and such stockholders, and only such stockholders, as shall be stockholders of record at the close of business on the record date shall be entitled to received notice of any such transaction or to participate in any such transactions, notwithstanding any transfer of any stock on the books of the corporation after such record date as fixed by the board of directors; provided, however, that the record date so fixed by the board of directors shall be set not less than ten (10) days nor more than sixty (60) days preceding the effective date of any of the transactions enumerated herein. If the board of directors does not fix in advance a record date prior to any transaction enumerated herein, then the record date for such transaction shall be as provided by statute.

        Section 8. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with corporate records and made a part of the minutes of the meeting.

        Section 9. Action Without Meeting. Any action, which under any provision of the applicable statutes or law, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by at least a majority of all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, unless the provisions of the applicable laws and statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

        Section 10. Meetings by Telephone. A shareholder may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE III

DIRECTORS

        Section 1. Number. Tenure and Qualifications. The property and business of the corporation shall be managed and controlled by its board of directors. The number of directors shall be neither more than nine (9) nor less than three (3). A director shall hold office until he shall resign or shall be removed or otherwise disqualified to serve or his successor is elected and shall have qualified. Directors need not be stockholders.

        Section 2. General Powers. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation subject to the provisions of the applicable statutes or law, the articles of incorporation and the bylaws.

        Section 3. Regular Meetings. After each annual meeting of stockholders for the election of directors, the newly elected directors may meet for the purposes of qualification, organization, election of officers, and transaction of other business, at the place of and immediately following the annual meeting of stockholders, and if a majority of the directors be present at such place and time, no prior notice of such meeting other than this bylaw shall be required to be given to the directors. Additional regular meetings of the board of directors may be held, either within or without the State of Kentucky at such times and places as shall from time to time be determined by the board.

        Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place either within or without the State of Kentucky as a place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least five (5) days prior thereto by written notice delivered personally, or mailed to each director at his business address. If mailed, such notice shall be deemed delivered when deposited in the United States mail with postage prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice for such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular meeting or special meeting of the board of directors need to be specified in the notice or waiver of notice of such meeting.

        Section 5. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, except that no action may be taken without the affirmative vote of one-third of the members.

        Section 6. Vacancies. In the case of the death, resignation or removal of one or more members of the board of directors, a majority of the surviving or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at a stockholders meeting, even though such remaining directors constitute less than a quorum.

        Section 7. Compensation. Each director shall receive such reasonable compensation for his/her service as the board of directors shall by resolution allow.

        Section 8. Indemnification of Directors and Officers. The board of directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former director, officer, or employee of the corporation in an action brought by a third party against such person, whether or not the corporation is jointly as a party defendant, to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer, or employee, or by the corporation, or by both; provided, the board of directors determines in good faith that such director, officer, or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the corporation by a shareholder or holder of a voting trust certificate representing shares of the corporation. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a director, officer, or employee, and the term “person” where used in the foregoing section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

        Section 9. Consent of Absentees. The transactions of any meeting of the board of directors of the corporation, or any committee designated by such board, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with corporate records and made a part of the minutes of the meeting.

        Section 10. Action Without Meeting. Any action, which under any provision of the applicable statutes or law, may be taken at a meeting of the board of directors, or any committee designated by such board, either annual or special, however filed and noticed, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitledto vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.

        Section 11. Meetings by Telephone. Members of the board of directors of the corporation, or any committee designated by such board, may participate in a meeting of the directors by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS

        Section 1. Number. The officers of the corporation shall be a president, one or more vice presidents as determined by the board of directors, a secretary, a treasurer, and such other officers as may from time to time be chosen by the board of directors. Officers need not be stockholders. The same person may hold any number of offices.

        Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after the annual meeting of stockholders. If election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Any officer may be removed either with or without cause at any time by the board of directors. If the office of any officer becomes vacant for any reason, the board of directors shall fill the vacancy. Each officer shall hold office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

        Section 3. Duties of Officers. Officers of the corporation shall, unless otherwise provided by the board of directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these bylaws, or may from time to time be specifically conferred or imposed by the board of directors. The President shall be the chief executive officer of the corporation.

        Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a member of the board of directors of the corporation.

        Section 5. Delegation of Duties. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by the board of directors, the board of directors may delegate the powers or duties of such officer to any other officer or to any director for a period of time to be determined by the board of directors.

ARTICLE V

COMMITTEES

        The board of directors, by resolution adopted by a majority of the entire board, may from time to time designate an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two or more individuals, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each committee shall serve at the pleasure of the board.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

        Section 1. Certificates for Shares. The certificates of stock shall be in such form as the board of directors shall prescribe, and shall bear the signature of the president and secretary of the corporation. The board of directors may appoint a transfer agent and a registrar for processing the transfer and issuance of share certificates, and, in such event, the signatures of the president and secretary may be by facsimile, but such certificates shall be signed by an officer of the transfer agent and countersigned by an officer of the registrar. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of satisfactory bond of indemnity in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring a bond when in the judgment of the board of directors it is proper to do so.

        Section 2. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any other person whether or not it shall have express or other notice thereof except as expressly provided by the applicable law and statutes.

ARTICLE VII

DIVIDENDS

        Dividends upon the capital stock may be declared by the board of directors at any regular meeting and may be paid in cash, check, bank draft, property, or in the shares of the capital stock of this corporation as permitted by law.

ARTICLE VIII

ACCOUNTING YEAR

        The accounting year of the corporation shall be fixed to October 1 to September 30.

ARTICLE IX

BOOKS AND RECORDS

        The books, accounts, and records of the corporation, except as otherwise required by the applicable laws and statutes may be kept within or without the State of Kentucky at such place or places as may from time to time be designated by resolution of the board of directors.

ARTICLE X

NOTICES

        Notice requirements under these bylaws for any director, officer or stockholder shall not be construed to require personal notice, but all required notices may be given in writing by depositing the same in the United States mail, postage prepaid, addressed to the stockholder, officer or director at such address as appears on the books of the corporation and such notice shall be deemed to be given at the time when the same has been deposited in the mail. Any stockholder, officer or director may waive in writing any notice required to be given under these bylaws, whether before or after the time stated therein.

ARTICLE XI

AMENDMENTS OF BYLAWS

        These bylaws may be amended, altered or repealed at any regular or special meeting of the board of directors by the vote of a majority of the members of the board of directors. The bylaws may be amended to contain any provision, not inconsistent with law, relating to the business of the corporation, the conduct of its affairs and its rights or powers of its stockholders, directors, officers or employees.